U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2004

KAISER GROUP HOLDINGS, INC.

(successor issuer to Kaiser Group International, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	File No. 1-12248	54-2014870
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

12303 Airport Way, Suite 125

Broomfield, Colorado  80021

(Address of principal executive offices, including zip code)

720-889-2770

(Registrant’s telephone number, including area code)

Item 5.                    Other Events and Regulation FD Disclosure

                On March 24, 2004 Modification Number M116 to Contract # DE-AC34-00RF01904 between Kaiser-Hill Company, LLC, owned 50% by the Registrant, and the U.S. Department of Energy was executed and effective.  Kaiser-Hill’s contract with the U.S. Department of Energy includes a performance fee based upon a combination of the actual costs incurred to complete the site closure and the actual date of completion of the closure.  The contract modification motivates safe continuing positive performance by increasing the maximum fee ceiling that may be earned under the contract. The same contract modification reduces the minimum fee floor and includes other provisions related to work scope changes. The recent contract modification provides additional performance fee incentives, but there are substantial risks and uncertainties associated with Kaiser-Hill’s ultimate performance, and Kaiser-Hill does not expect to achieve all, or nearly all, of the increase in the new maximum fee potential.  Although the range of feasible enhanced performance fee earnings by Kaiser-Hill could be material to the Registrant’s operating results, due to the continuing uncertainties related to ultimate project performance, the contract modification has no current impact to, or affect on, the Registrant’s financial performance recognition for Kaiser-Hill.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER GROUP HOLDINGS, INC.
(Registrant)

/s/ John T. Grigsby, Jr.
John T. Grigsby, Jr.
President and Chief Executive Officer

Date:       March 26, 2004